Exhibit 23.1

                          Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement (No. 333-58054) of Annaly Mortgage Management, Inc. on Form S-3 of our report dated February 5, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K/A of Annaly Mortgage Management, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus Supplement, which is part of this Registration Statement (No. 333-58054).



/s/ Deloitte & Touche LLP
New York, New York
August 27, 2001